Exhibit 10.11.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This First Amendment to Credit Agreement and Waiver (this “Agreement”) is dated and effective as of April 28, 2016 by and among DOCUSIGN, INC., a Delaware corporation (the “Borrower”), DOCUSIGN INTERNATIONAL, INC., a Delaware corporation (“DS International”), CARTAVI, LLC, a Delaware limited liability company (“Cartavi”, and together with DS International, each a “Guarantor” and collectively, the “Guarantors”), the several banks and other financial institutions or entities party to the Credit Agreement (as defined below) as a “Lender” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), SVB, as the Issuing Lender (as defined in the Credit Agreement referred to below), and SVB, as the Swingline Lender (as defined in the Credit Agreement referred to below). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and SVB are party to that certain Credit Agreement dated as of May 8, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties acknowledge that an Event of Default has arisen under Section 8.1(c) of the Credit Agreement as a result of the Borrower’s failure to comply with the minimum Consolidated Adjusted EBITDA covenant set forth in Section 7.1(b) of the Credit Agreement for the six-month period ending January 31, 2016 (the “Existing Default”);

WHEREAS, as a consequence of the occurrence and continuation of the Existing Default, the Administrative Agent and the Lenders are entitled to exercise certain rights and remedies under and pursuant to certain of the Loan Documents; and

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders waive the Existing Default and modify and amend certain terms and conditions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Estoppel. Acknowledgement and Reaffirmation. The Loan Parties hereby (a) acknowledge the existence of the Existing Default, (b) acknowledge (i) their Obligations under the Credit Agreement and the other Loan Documents and acknowledge that such Obligations are not subject to any credit, offset, defense, claim, counterclaim or adjustment of any kind (and, to the extent any Loan Party has any credit, offset, defense, claim, counterclaim or adjustment, the same is hereby waived by each such Loan Party), and (ii) that as of the close of business on April

27, 2016, the aggregate outstanding principal amount of the Loans is $0.00 and the aggregate undrawn amount of all Letters of Credit is $7,974,632.91, (c) acknowledge that the Loan Documents executed by the Loan Parties are legal, valid and binding obligations enforceable against the Loan Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law or in equity), (d) reaffirm that each of the Liens created and granted in or pursuant to the Credit Agreement and the other Loan Documents is valid and subsisting, (e) acknowledge that this Agreement shall in no manner impair or otherwise adversely affect such Obligations or Liens and (f) acknowledge that prior to executing this Agreement, the Loan Parties consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representations or advice of the Administrative Agent, any Lender or any counsel to the Administrative Agent, or any Lender concerning the legal effects of this Agreement or any provision hereof.

3. Amendments to the Credit Agreement.

(a)	Amendments to Section 1.1 of the Credit Agreement.

(i)	The definition of “Defaulting Lender” is hereby amended by deleting “or” immediately after clause (d)(i) thereof, and inserting, “or (iii) become the become the subject of a Bail-In Action” immediately after clause (d)(ii) thereof.

(ii)	The definition of “Change of Control” is hereby amended by deleting “(excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors)”.

(iii)	The following new definitions are hereby added in the appropriate alphabetical order:

““Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”

““Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b)	Amendment to Section 2.24 of the Credit Agreement. Section 2.24(a)(iv) of the Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:

“Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.”

(c)	Amendment to Section 7.1 of the Credit Agreement. Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA for any trailing six-month period specified below to be less than the correlative amount specified below:

Six-Month Period Ending	Minimum Consolidated Adjusted EBITDA
April 30, 2016	$(80,000,000)
July 31, 2016	$(80,000,000)
October 31, 2016	$(67,500,000)
January 31, 2017 and the last day of each fiscal quarter thereafter (subject to the following paragraph)	$(50,000,000)

Promptly after the receipt by the Administrative Agent of the Projections required to be delivered within 45 days after the fiscal year ending January 31, 2017 pursuant to Section 6.2(c), the Lenders agree to review such Projections for the purpose of re-setting the Minimum Consolidated Adjusted EBITDA covenant for the periods tested in fiscal years 2017 and 2018 set forth in this Section 7.1(b); provided that (i) any such updated covenant levels must be agreed to in writing (which agreement in writing may be evidenced via e-mail) by the Required Lenders in their sole discretion (after consultation with the Borrower) exercised in good faith in a commercially reasonable manner, and until any such determination, the covenant levels shall remain unchanged, (ii) upon determination of any updated covenant levels by the Required Lenders and notice thereof by the Administrative Agent to the Borrower, and notwithstanding any provision herein to the contrary, including, without limitation, Section 10.1, this Agreement shall automatically be amended to give effect to such updated covenant levels, (iii) without limiting clause (ii), the Borrower hereby agrees to enter into at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents or furnish any acknowledgements of such updated covenant levels, in each case, that the Administrative Agent reasonably requests to evidence any amendment to this Agreement required pursuant to this paragraph, and (iv) notwithstanding any provision to the contrary herein, in the event that the Borrower objects to any updated covenant levels determined by the Required Lenders pursuant to clause (i) of this paragraph or otherwise fails to comply with provisions of clause (iii) of this paragraph, at the option of the Required Lenders, the Total Revolving Commitments shall terminate and the Obligations shall immediately become due.”

(d)	Amendment to Article X of the Credit Agreement. The following new Section 10.22 is hereby inserted into the Credit Agreement immediately after Section 10.21 thereof:

“10.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) a conversion of all, or a portion of, such liability into Equity Interests in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such Equity Interests will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

4. Waiver and Consent. Subject to the execution and delivery of this Agreement and the satisfaction of the conditions precedent specified herein, the Administrative Agent and the Required Lenders hereby waive the Existing Default. The waiver set forth in this Agreement shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any other provision of the Credit Agreement or as a consent to or waiver of any other breach, Default or Event of Default under the Credit Agreement or the other Loan Documents, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Credit Agreement and the other Loan Documents, (c) be deemed a consent to or waiver of any transaction or future action on the part of the Loan Parties requiring any Lender’s consent or approval under the Credit Agreement or the other Loan Documents, or (d) except as consented to hereby or waived hereunder, be deemed or construed to be a consent, waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

5. Conditions Precedent to Effectiveness. This Agreement shall not be effective until each of the following conditions precedent has been fulfilled prior to or concurrently herewith, each to the satisfaction of the Administrative Agent and the Required Lenders (such date, the “Agreement Effective Date”):

(a)	This Agreement shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders.

(b)	All necessary consents and approvals to this Agreement shall have been obtained.

(c)	The Administrative Agent shall have received updated lien searches and good standing certificates with respect to each Loan Party in form and substance satisfactory to the Administrative Agent.

(d)	After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

(e)	Immediately after giving effect to this Agreement, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(f)	The Administrative Agent shall have received all amounts required to be paid pursuant to Section 7 of this Agreement.

(g)	All other documents and legal matters in connection with this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

(b)	The execution, delivery, and performance of this Agreement (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) violate any material Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C)

result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents and Liens permitted by Section 7.3 of the Credit Agreement, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c)	No material authorization or material approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Agreement, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)	This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)	No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Group Member.

(f)	Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Agreement.

(g)	After giving effect to this Agreement, the representations and warranties set forth in this Agreement, the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

7. Payment of Costs and Fees.

(a)	The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent).

(b)	On the Agreement Effective Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender who has executed this Agreement, an amendment fee equal to 0.075% of the Revolving Commitment of such Lender.

8. Choice of Law. This Agreement and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. The provisions of Section 10.13 and 10.14 of the Credit Agreement are hereby incorporated mutatis mutandis.

9. Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10. Effect on Loan Documents.

(a)	The Credit Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents.

(b)	To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Agreement is a Loan Document.

(d)	Upon and after the Agreement Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(e)	Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

11. Entire Agreement. This Agreement, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Release of Claims.

(a)	Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Agreement. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)	Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

13. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

14. Relationship of Parties. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship among the Loan Parties, the Administrative Agent and the Lenders, nor is this Agreement intended to change or affect in any way the relationship among the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

15. Further Assurances. At the Loan Parties’ expense, the Loan Parties shall execute and deliver such additional documents and take such further action as may be reasonably requested by the Administrative Agent or any Lender to effectuate the provisions and purposes of this Agreement.

16. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or any Lender, or any closing, will affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.

17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

DOCUSIGN, INC.

By:	/s/ Michael Sheridan
Name:	Michael Sheridan
Title:	Chief Financial Officer

GUARANTORS:

DOCUSIGN INTERNATIONAL, INC.

By:	/s/ Vivian Macdonald
Name:	Vivian Macdonald
Title:	Chief Financial Officer

CARTAVI, LLC

By:	/s/ Vivian Macdonald
Name:	Vivian Macdonald
Title:	Chief Financial Officer

First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By:	/s/ Tom Caramanico
Name:	Tom Caramanico
Title:	Vice President

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender

By:	/s/ Tom Caramanico
Name:	Tom Caramanico
Title:	Vice President

First Amendment to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ David Bennett
Name:	David Bennett
Title:	Director

First Amendment to Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Dennis Rapoport
Name:	Dennis Rapoport
Title:	SVP

First Amendment to Credit Agreement

PACIFIC WESTERN BANK, as a Lender

By:	/s/ Adam Glick
Name:	Adam Glick
Title:	Senior Vice President

First Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

First Amendment to Credit Agreement